UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant     ☒                           Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

H. J. Heinz Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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The following talking points were prepared for use by the H. J. Heinz Company’s (the “Company”) communications and human resources employees in connection with the proposed acquisition of the Company pursuant to the terms of the Agreement and Plan of Merger, dated February 13, 2013, by and among the Company, Hawk Acquisition Holding Corporation and Hawk Acquisition Sub, Inc.

H.J. Heinz Company Enters Into Agreement to Be Acquired by Berkshire Hathaway and 3G Capital

Key Messages

•	H.J. Heinz Company has entered into an agreement to be acquired by Berkshire Hathaway and 3G Capital.

•
Berkshire Hathaway, led by Warren Buffett, owns leading businesses across a variety of industries, while 3G Capital is a leading investment firm focused on long-term value, with a particular emphasis on building and expanding great brands and businesses.

•
100% cash transaction at $72.50 per Heinz share, which represents a 19% premium to Heinz’s all-time high share price, a 23% premium to the 90-day average Heinz share price and a 30% premium to the one year average.

•	Berkshire Hathaway / 3G Capital have received fully committed debt financing in connection with the transaction.

•	The transaction value of $28 billion represents a multiple of 13.9x latest twelve months (“LTM”) EBITDA. This is the largest transaction ever in the food industry.

•	The transaction is consistent with Heinz’s long track record of delivering superior value to shareholders.

•	The transaction was unanimously approved by the Heinz Board of Directors and is subject to the approval of Heinz shareholders and other customary closing conditions.

•	The transaction is expected to close in the third calendar quarter of 2013.

•	3G Capital reached out to Heinz. Heinz did not solicit this offer.

•	We look forward to partnering with 3G Capital and Berkshire Hathaway to further strengthen the Company.

•	This is a great transaction at a price that provides tremendous value to Heinz shareholders.

•	With Heinz stock at an all-time high, Heinz is being acquired from a position of strength.

•	Being privately held lends itself to greater organizational flexibility and faster decision making.

•	After the transaction closes, Heinz will be jointly owned indirectly by 3G Capital and Berkshire Hathaway, but will remain a separate, stand-alone operating company.

•	Commitment to preserve our values and our heritage.

Pittsburgh and Community-Related

•	Heinz will remain headquartered in Pittsburgh. This is a testament to the region and its great people.

•	Heinz will maintain its commitments to Pittsburgh, including Heinz Field and charitable giving, and continue our civic and philanthropic involvement.

Employment Impact:

•	As a testament to the region and its great people, Berkshire Hathaway and 3G Capital have pledged to maintain Pittsburgh as the Company’s global headquarters, where it has been since 1869.

•
While we are in the very early stages of this process, Heinz is committed to communicating with our employees openly, honestly and often over the coming months as information becomes available. In the meantime, we do not anticipate changes to our organization outside of the ordinary until this transaction is complete.

Customers:

•	The H.J. Heinz Company has been a leader in the foodservice industry for many decades of our 144 year history. The foodservice industry will continue to be an important part of our business.

•	After the transaction closes, Heinz will be jointly owned indirectly by 3G Capital and Berkshire Hathaway, but will remain a separate, stand-alone operating company.

•	We will continue to uphold a high level of confidentiality and business ethics that the H.J. Heinz Company has built with our business partners over the years.

•
Each one of our customers is treated with a high level of confidentiality cross functionally across our company.  We want to assure you that this practice will continue to be a key part of how we will manage our business moving forward.

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Our business partnerships are an important part of what has made the H.J. Heinz Company what it is today, and this will continue to be a key part of our future.  We are very committed to your business and will continue to support it with our customer value creation partnership commitment.

General response to questions about the announcement:

•
The H.J. Heinz Company has entered into a definitive agreement to be acquired by Berkshire Hathaway and 3G Capital, which have reputations for “doing the right thing” for, and with, the businesses they own. At $28 billion, this is the largest acquisition of its type ever in the food industry. The buyers have committed to preserve our values and our heritage.

•	We appreciate your ongoing support of Heinz as we move into the company’s next chapter, continuing to provide great-tasting brands that satisfy consumers’ tastes and appetites around the world.

Response to questions when information/details aren’t available:

•
While we are in the very early stages of this process and cannot provide details at this time, the Company is committed to communicating with customers, consumers, employees and all Heinz business partners openly, honestly and often over the coming months as information becomes available. In the meantime, we do not anticipate changes to our organization outside of the ordinary until this transaction is complete.

Response to questions re: local market production/factory presence:

•
It is business as usual at Heinz INSERT LOCATION.  We appreciate your ongoing support of Heinz as we move into the company’s next chapter, continuing to provide great-tasting brands that satisfy consumers’ tastes and appetites in INSERT LOCATION and all around the world.

H.J. Heinz Company Enters Into Agreement to Be Acquired by Berkshire Hathaway and 3G Capital

Fact Sheet

•	H.J. Heinz Company has entered into an agreement to be acquired by Berkshire Hathaway and 3G Capital.

•
Berkshire Hathaway, led by Warren Buffett, owns leading businesses across a variety of industries, while 3G Capital is a leading investment firm focused on long-term value, with a particular emphasis on building and expanding great brands and businesses.

•
This is a 100% cash transaction at $72.50 per Heinz share, which represents a 19% premium to Heinz’s all-time high share price, a 23% premium to the 90-day average Heinz share price and a 30% premium to the one year average.

•	The transaction is consistent with Heinz’s long track record of delivering superior value to shareholders.

•	With Heinz stock at an all-time high, Heinz is being acquired from a position of strength.

•	Berkshire Hathaway / 3G Capital have received fully committed debt financing in connection with the transaction.

•	The transaction value of $28 billion represents a multiple of 13.9x latest twelve months (“LTM”) EBITDA. This is the largest transaction ever in the food industry.

•	The transaction was unanimously approved by the Heinz Board of Directors and is subject to the approval of Heinz shareholders and other customary closing conditions.

•	The transaction is expected to close in the third calendar quarter of 2013.

•	3G Capital reached out to Heinz. Heinz did not solicit this offer.

•	Being privately held lends itself to greater organizational flexibility and faster decision making.

•	After the transaction closes, Heinz will be jointly owned indirectly by 3G Capital and Berkshire Hathaway, but will remain a separate, stand-alone operating company.

•	As a testament to the region and its great people, Berkshire Hathaway and 3G Capital have pledged to maintain Pittsburgh as the Company’s global headquarters, where it has been since 1869.

•	Heinz will maintain its commitments to Pittsburgh, including Heinz Field and charitable giving, and continue our civic and philanthropic involvement.

Cautionary Statement Regarding Forward-Looking Statements

This communication and H. J. Heinz’s (the “Company”) other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include the Company’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•      the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•      the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies,

•      the risk that a closing condition to the proposed merger may not be satisfied,

•      the failure to obtain the necessary financing in connection with the proposed merger,

•      the ability of the Company to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•      other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and a subsidiary of Hawk Acquisition Holding Corporation.  In connection with the proposed merger, the Company will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”).  The information contained in the preliminary filing will not be complete and may be changed.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The definitive proxy statement will be mailed to the shareholders of the Company seeking their approval of the proposed merger.  The Company’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012.  These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.